Exhibit 23.12

INDEPENDENT AUDITORS’ CONSENT

          We consent to the incorporation by reference in Registration Statement Nos. 333-14238, 333-12146,333-09840, and 333-109874 of Retalix Ltd. on Form S-8 and the Registration Statement No. 333-110681 of Retalix Ltd. on Form F-3, of our report dated February 27, 2004 , which report expresses an unqualified opinion, appearing in the Company’s Report on Form 6-K for the month of March 2004 (Report No. 1), relating to the financial statements of OMI International, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 24, 2004